UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2012

GOODRICH CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-892	34-0252680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina 28217

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 423-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations And Financial Condition.

On February 2, 2012, Goodrich Corporation (“Goodrich”) issued a press release announcing its financial results for the fourth quarter and full year 2011. A copy of the press release is furnished as Exhibit 99.1 hereto. Additional written information regarding the financial results will be posted on the Investor Relations area of Goodrich’s website.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Goodrich Corporation Press Release dated February 2, 2012 titled “Goodrich Announces 59 Percent Increase in Fourth Quarter 2011 Net Income per Diluted Share and 19 Percent Increase in Sales; Full Year 2011 Net Income per Diluted Share grew 40 Percent, to $6.33 Including Merger-Related Costs of $0.18 per Diluted Share.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)

Date: February 2, 2012	By:	/S/ SCOTT E. KUECHLE
Scott E. Kuechle
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit 99.1 Goodrich Corporation Press Release dated February 2, 2012 titled “Goodrich Announces 59 Percent Increase in Fourth Quarter 2011 Net Income per Diluted Share and 19 Percent Increase in Sales; Full Year 2011 Net Income per Diluted Share grew 40 Percent, to $6.33 Including Merger-Related Costs of $0.18 per Diluted Share.”